                                                                       Exhibit 5


                                                              AUSTIN, TEXAS
                                                             (512) 499-3800
                                                            CHICAGO, ILLINOIS
                             Jenkens & Gilchrist             (312) 425-3900
                         A PROFESSIONAL CORPORATION           DALLAS, TEXAS
                                                             (214) 855-4500
                               1100 LOUISIANA            LOS ANGELES, CALIFORNIA
                                 SUITE 1800                  (310) 820-8800
                            HOUSTON, TEXAS 77002           NEW YORK, NEW YORK
                                                             (212) 704-6000
                               (713) 951-3300              SAN ANTONIO, TEXAS
  Donald W. Brodsky       FACSIMILE (713) 951-3314           (210) 246-5000
   (713) 951-3341                                           WASHINGTON, D.C.
dbrodsky@jenkens.com           www.jenkens.com               (202) 326-1500


                                  May 14, 2003


Denbury Resources Inc.
5100 Tennyson Pkwy., Ste. 3000
Plano, Texas 75024

Ladies and Gentlemen:

         We have acted as securities counsel to Denbury Resources Inc., a Delaware corporation ("Denbury"), and the following subsidiaries of Denbury:
Denbury Energy Services, Inc., a Texas corporation, Denbury Marine, L.L.C., a Louisiana limited liability company, Denbury Offshore, Inc., a Delaware corporation, and Denbury Gathering & Marketing, Inc., a Delaware corporation (the "Subsidiary Guarantors"), in connection with the registration statement filed by Denbury on Form S-4 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the proposed exchange of up to $225,000,000 in principal amount of Denbury's new 7 1/2% Senior Subordinated Notes Due 2013 (the "New Notes") for the same principal amount of Denbury's issued and outstanding, privately placed 7 1/2% Senior Subordinated Notes Due 2013 (the "Old Notes"). Denbury's payment obligations under the Old Notes are jointly and severally guaranteed on a senior subordinated basis by the Subsidiary Guarantors (the "Old Guarantees"), and Denbury's payment obligations under the New Notes will be jointly and severally guaranteed by the Subsidiary Guarantors (the "New Guarantees"). The Old Notes and Old Guarantees were issued, and New Notes and New Guarantees are to be issued, pursuant to the Indenture among Denbury, the Subsidiary Guarantors and JPMorgan Chase Bank (the "Trustee"), dated as of March 25, 2003 (the "Indenture") filed as Exhibit 4(a) to the Registration Statement.

         In connection with the foregoing, we have examined, among other things, the Registration Statement, the Indenture filed as Exhibit 4(a) to the Registration Statement, the form of the New Notes and originals or copies of all corporate records and of all agreements, certificates and other documents that we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION

Denbury Resources Inc.
May 14, 2003
Page 2


         In addition, we have made such other investigations of applicable law that we have deemed necessary to enable us to provide you with the opinions hereafter expressed. In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the accuracy of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. In addition, we have assumed and without independent investigation have relied upon the factual accuracy of the representations, warranties and other information contained in the items we examined. As to any facts material to the opinions hereafter expressed that were not independently established or verified, we have relied upon the statements or certificates of officers of Denbury, the Subsidiary Guarantors, public officials and others.

         We have assumed that the Trustee has the requisite power and authority to enter into and perform its obligations under the Indenture, that the Indenture has been duly authorized, executed and delivered by the Trustee, and that the Indenture constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         (1) When the Registration Statement has become effective under the Securities Act, the New Notes have been duly executed by Denbury and duly authenticated by the Trustee and the New Notes have been issued in exchange for the Old Notes in accordance with the terms of the Indenture, the New Notes will constitute valid and binding obligations of Denbury; and

         (2) When the Registration Statement has become effective under the Securities Act, the New Notes have been duly executed by Denbury and duly authenticated by the Trustee and the New Notes have been issued in exchange for the Old Notes in accordance with the terms of the Indenture, the New Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors as to the New Notes in accordance with the terms of the New Guarantees.

         Our opinions above are subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally; general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the exercise of the discretionary power of any court or other authority before which may be brought any proceeding seeking equitable or other remedies. We express no opinion as to the sufficiency of the waivers of defenses by the Subsidiary Guarantors contained in the second paragraph of
Section 11.01 of the Indenture governing the New Notes.

                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION

Denbury Resources Inc.
May 14, 2003
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

         We express no opinion as to the laws of any jurisdiction other than the State of Texas, the State of Louisiana, the State of New York (under which the Indenture is governed), the Delaware General Corporation Law and the federal laws of the United States of America.

         The opinions expressed herein are given as of the effective date of the Registration Statement and we undertake no obligations to supplement this letter if any applicable law changes after such date or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.

                                              Respectfully submitted,

                                              Jenkens & Gilchrist,
                                              A Professional Corporation



                                              By: /s/ DONALD W. BRODSKY
                                                  ------------------------------
                                                  Donald W. Brodsky
                                                  Authorized Signatory

DWB:klb